Exhibit 99.1

FOR IMMEDIATE RELEASE

ERBA DIAGNOSTICS, INC. REPORTS

THIRD QUARTER 2013 FINANCIAL RESULTS

- - Revenues increased by 83% and gross profit up by 46% for the third quarter - -

- - Second consecutive quarter with positive net income - -

- - Integration and consolidation has improved operational efficiency and reduced costs - -

- - Major expansion of Miami Lakes manufacturing facility is underway - -

- - ERBA Mexico subsidiary established to expand geographic presence - -

Miami Lakes, FL, November 11, 2013 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, reported its financial results for the three and nine months ended September 30, 2013. Sanjiv Suri, Interim Chief Executive Officer of ERBA Diagnostics, said, “I am pleased to report a continuation in the third quarter of 2013 of the turnaround we are experiencing, with a significant year-over-year improvement from net loss in the third quarter of 2012 to positive net income in the third quarter of 2013. We have also now achieved positive net income in two consecutive quarters – the second quarter of 2013 and the third quarter of 2013. We have seen further growth in high margin reagents sales in the third quarter of 2013.”

Mr. Suri continued, “Comparing the three months ended September 30, 2013 to the three months ended September 30, 2012, revenues grew 83% and gross profit grew 46%. We achieved net income of $129,229 in the three months ended September 30, 2013 compared to a net loss of $96,616 in the three months ended September 30, 2012. Comparing the nine months ended September 30, 2013 to the nine months ended September 30, 2012, revenues grew 66% and gross profit grew 49%. We recorded net loss of $30,490 in the nine months ended September 30, 2013 compared to a net loss of $533,751 in the nine months ended September 30, 2012.

“We continue to consolidate our operations as well as to implement a number of new initiatives in an effort to grow sales and expand the product range. Our manufacturing facility at Miami Lakes, Florida, is being doubled with the addition of another 30,000 sq.ft. area. We continue to explore potential acquisitions, both in the United States and internationally. These efforts are backed by our previously reported stock purchase agreement and warrant with our principal stockholder, ERBA Diagnostics Mannheim GmbH.”

Financial Highlights for the Three Months ended September 30, 2013

Net revenues increased by 83% to $6,941,000 in the three months ended September 30, 2013 from $3,789,000 in the three months ended September 30, 2012. Gross profit increased by 46% to $3,015,000 in the three months ended September 30, 2013 from $2,062,000 in the three months ended September 30, 2012.

Income from operations totaled $78,000 in the three months ended September 30, 2013 as compared to an operating loss of $42,000 in the three months ended September 30, 2012.

We generated a consolidated net income of $129,000 in the three months ended September 30, 2013 (including the net income of $471,000 for Drew Scientific) as compared to a net loss of $97,000 in the three months ended September 30, 2012. Basic and diluted net income per common share was $0.00 in the three months ended September 30, 2013 as compared to basic and diluted net loss per common share of $0.01 in the three months ended September 30, 2012.

Financial Highlights for the Nine Months ended September 30, 2013

Net revenues increased by $8,165,000 to $20,538,000 in the nine months ended September 30, 2013 from $12,373,000 in the nine months ended September 30, 2012. Gross profit increased by $3,115,000 to $9,504,000 in the nine months ended September 30, 2013 from $6,389,000 in the nine months ended September 30, 2012.

Income from operations totaled $230,000 in the nine months ended September 30, 2013 as compared to an operating loss of $298,000 in the nine months ended September 30, 2012.

We generated a consolidated net loss of approximately $30,000 in the nine months ended September 30, 2013 (including the net income of $1,172,000 for Drew Scientific) as compared to a net loss of $534,000 in the nine months ended September 30, 2012. Basic and diluted net loss per common share was $0.00 in the nine months ended September 30, 2013 as compared to $0.02 in the nine months ended September 30, 2012.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its legacy subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.) – and through its recently acquired subsidiaries – Drew Scientific, Inc. (U.S.) and JAS Diagnostics, Inc. (U.S.) – and through its newest subsidiary – Erba Diagnostics Mexico S.A.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation, the risks and uncertainties related to: ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics’ ability to successfully maintain its cost containment efforts and reduced expenses; ERBA Diagnostics’ ability to continue to maintain a stabilized level of expenses; ERBA Diagnostics’ ability to continue to achieve growth in the level of reagent sales; ERBA Diagnostics’ ability to successfully consolidate operations, achieve sales and revenue growth and expand product range; ERBA Diagnostics’ ability to successfully grow its business, sales and product range in the United States and other markets, whether organically or through acquisitions or otherwise, during the anticipated time frame or at all; ERBA Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve ERBA Diagnostics’ financial condition, operating results or cash position; ERBA Diagnostics’ ability to successfully integrate acquired businesses or products, including, without limitation, its ability to integrate its recently acquired subsidiaries – Drew Scientific, Inc. and JAS Diagnostics, Inc.; acquisitions of businesses and products, and the integration of acquired businesses and products, may disrupt ERBA Diagnostics’ business, distract its management and may not proceed as planned, including, without limitation, its acquisition of and its ability to integrate its recently acquired subsidiaries – Drew Scientific, Inc. and JAS Diagnostics, Inc.; the risks and uncertainties related to the transactions contemplated by ERBA Diagnostics’ stock purchase agreement with ERBA Diagnostics Mannheim GmbH, including, among other things, that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that the warrants may not be exercised, in whole or in part, by ERBA Diagnostics Mannheim, that ERBA Diagnostics Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Diagnostics Mannheim deems to be appropriate, which may include, among other things, the future market price of ERBA Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond ERBA Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Diagnostics Mannheim’s interest may conflict with ERBA Diagnostics’ interests; economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Company Contact:

Mohan Gopalkrishnan,

Vice President - Operations

g_mohan@erbadiagnostics.com

(305) 324-2300

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,270,017	$4,125,818
Accounts receivable, net	7,147,031	6,369,165
Inventories, net	6,702,313	5,838,150
Other current assets	869,665	219,636
Total current assets	17,989,026	16,552,769

PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,128,230	3,068,607
Machinery and equipment	3,694,202	3,731,139
Furniture and fixtures	2,201,489	2,050,241
	9,376,878	9,202,944
Less: accumulated depreciation	(7,862,969)	(7,605,984)
	1,513,909	1,596,960
OTHER ASSETS:
Intangible assets, net	1,561,902	1,812,048
Goodwill	3,494,619	3,494,619
Equipment on lease, net	536,121	585,321
Product license	282,936	282,936
Restricted deposits	194,828	148,040
Other assets	70,870	81,075
	6,141,276	6,404,039
Total assets	$25,644,211	$24,553,768

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,791,682	$3,064,516
Capital lease obligation, current	-	21,947
Deferred revenue	268,199	368,838
Revolving line of credit	1,839,661	822,635
Other accrued expenses	2,571,026	2,440,609
Total current liabilities	7,470,568	6,718,545

LONG-TERM LIABILITIES:
Deferred tax liabilities	560,956	509,365
Other long-term liabilities	988,424	993,980
Total long-term liabilities	1,549,380	1,503,345

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized
100,000,000 shares, issued and outstanding 43,658,221
as of September 30, 2013 and December 31, 2012	436,582	436,582
Additional paid-in capital	53,081,370	52,947,370
Accumulated deficit	(36,567,661)	(36,537,171)
Accumulated other comprehensive loss	(326,028)	(514,903)
Total shareholders’ equity	16,624,263	16,331,878
Total liabilities and shareholders’ equity	$25,644,211	$24,553,768

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended September 30, 2013 and 2012

(Unaudited)

Period Ended September 30,	Three months		Nine months
	2013	2012	2013	2012
Net revenues	$6,940,713	$3,788,821	$20,538,079	$12,372,980
Cost of sales	3,925,819	1,726,815	11,033,411	5,984,181
Gross profit	3,014,894	2,062,006	9,504,668	6,388,799

Operating expenses:
Selling and marketing	1,327,460	1,042,469	4,009,650	3,022,096
General and administrative	1,403,495	866,284	4,331,719	3,031,027
Research and development	205,398	195,493	933,375	633,340
Total operating expenses	2,936,353	2,104,246	9,274,744	6,686,463

Income (loss) from operations	78,541	(42,240)	229,924	(297,664)

Other income (expense):
Interest (expense)	(29,264)	(8,702)	(67,177)	(30,698)
Gain (loss) on foreign currency transactions	112,909	65,072	138,164	(38,122)
Acquisition and integration expenses	--	(84,699)	(211,045)	(84,699)
Other (expense), net	(5,663)	(6,539)	(40,368)	(7,956)
Total other income (expense), net	77,982	(34,868)	(180,426)	(161,475)

Income (loss) before income taxes	156,523	(77,108)	49,498	(459,139)

Provision for income taxes	27,294	19,508	79,988	74,612

Net income (loss)	129,229	(96,616)	(30,490)	(533,751)
Other comprehensive income (loss) foreign currency translation adjustments	420,765	(147,808)	188,875	(181,430)
Comprehensive income (loss)	$549,994	$(244,424)	$158,385	$(715,181)

Net income (loss) per share-basic and diluted	$0.00	$(0.01)	$0.00	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:

Basic	43,658,221	34,991,554	43,658,221	34,759,437
Diluted	46,937,852	34,991,554	43,658,221	34,759,437